Exhibit II
                                                                      ----------

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF MAY BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

No. 2000W- 1                                                     400,000 Shares
Dated: January 12, 2000


               WARRANT TO PURCHASE SHARES OF CLASS A COMMON STOCK

                                       OF

                          INTERNET COMMERCE CORPORATION

     This is to Certify That, FOR VALUE RECEIVED, Cable and Wireless PLC ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from Internet Commerce Corporation, a Delaware corporation ("Company"), four hundred thousand (400,000) fully paid, validly issued and nonassessable shares of Class A Common Stock, par value $0.01 per share, of the Company ("Common Stock") at a price of $22.21 per share (subject to adjustment pursuant to Paragraph (b)(i) hereof) at any time or from time to time during the period beginning on the date hereof (the "Commencement Date"), until the date which is sixty (60) months after such date (the "Expiration Date"). The shares of Common Stock deliverable upon such exercise are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of this Warrant to purchase one share of Class A Common stock, as the same may from time to time be adjusted pursuant to the provisions hereof, is hereinafter sometimes referred to as the "Exercise Price."

     (a) EXERCISE OF WARRANT. This Warrant may be exercised in whole at any time or in part from time to time on or after the Commencement Date and until 5:00 p.m., New York City Time, on the Expiration Date; provided, however, that if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price in the form of a wire transfer or Federal funds check for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise hereof, but not later than five (5) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, if any, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

     (b) ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. (i) In the event the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Exercise Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Change of Shares and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Change of Shares. Such adjustment shall be made successively whenever such an issuance is made.

          (ii) Upon each adjustment of the Exercise Price pursuant to Paragraph
     (b)(i) hereof, the total number of shares of Common Stock purchasable upon the exercise of this Warrant shall be such number of shares (calculated to the nearest tenth) purchasable at the Exercise Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after giving effect to such adjustment.

          (iii) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that Holder of this Warrant shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that would have been purchased upon exercise in full of this Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph (b). The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the Holder of this Warrant such shares of stock, securities or property (including cash) as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and the other obligations of the Company under this Warrant. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          (iv) Irrespective of any adjustments or changes in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of this Warrant, this Warrant certificate shall continue to express the Exercise Price per share and the number of shares of Common Stock purchasable hereunder as the Exercise Price per share and the number of shares of Common stock purchasable therefor as were expressed in this Warrant certificate when the same was originally issued.

          (v) After each adjustment of the Purchase Price pursuant to this Paragraph (b), the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth:
     (1) the Exercise Price as so adjusted, (2) the number of shares of Common Stock purchasable upon exercise of this Warrant after such adjustment, and
     (3) a brief statement of the facts accounting for such adjustment. The Company will promptly cause a copy of such certificate to be sent by ordinary first class mail to the Holder of this Warrant at his or its last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of any such adjustment.

     (c) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

     (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of like tenor and of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the assignment form annexed hereto duly executed and funds sufficient to pay any transfer tax the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. As a condition of such assignment, however, such assignee shall deliver to the Company an opinion of counsel to the effect that registration of such transfer under the Securities Act of 1933, as amended, and applicable state securities laws is not required. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     (e) HOLDER REPRESENTATIONS; RESTRICTIVE LEGEND. Holder hereby acknowledges and agrees that: (i) Holder is an "accredited" investor within the meaning of the Securities Act of 1933, as amended (the "Securities Act"); (ii) upon the exercise of this Warrant the Holder will acquire the Warrant Shares for its account, for investment, and not in connection with the offer, sale or distribution of the Warrant Shares, or any portion thereof or interest therein, to others; (iii) Holder will not sell, transfer or otherwise dispose of any of the Warrant Shares, or any interest therein, in violation of the registration requirements of the Securities Act and will not engage in conduct which may violate the registration requirements of any federal or state securities laws; and (iv) Holder consents to the placing of a legend in substantially the following form on the certificates representing the Warrant Shares, when issued, to reflect the foregoing: THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

     (f) HOLDER NOT DEEMED STOCKHOLDERS. The Holder of this Warrant shall not, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised this Warrant in accordance with the provisions hereof.

     (g) AGREEMENT OF WARRANT HOLDERS. The Holder of this Warrant, by his or its acceptance thereof, consents and agrees with the Company that:

          (i) This Warrant is transferable only on the registry books of the Company by the Holder thereof in person or by his or its attorney duly authorized in writing and only if this Warrant certificate is surrendered at the office of the Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company in its sole discretion, together with payment of any applicable transfer taxes; and

          (ii) The Company may deem and treat the person or entity in whose or which entity's name this Warrant certificate is registered as the holder and as the absolute, true and lawful owner of this Warrant for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary.

     (h) GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

     (i) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the registered Holder from time to time of this Warrant certificate. Nothing in this Warrant is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

     (j) NOTICE OF CERTAIN EVENTS. In case at any time:

          (i) the Company shall pay any dividend or make any other distribution, payable in cash, property or securities (other than Common Stock) of the Company, to the holders of the Common Stock;

          (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

          (iii) there shall be any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all its assets to, another corporation; or

          (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (x) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (y) such reclassification, reorganization, change, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in said dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, change, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given not less than ten (10) days prior to the record date or the date on which the transfer books of the Company are closed in respect thereto in the case of an action specified in clause (x) and at least ten (10) days prior to the date the action in question in the case of an action specified in clause (y) is expected to occur.


                              INTERNET COMMERCE CORPORATION


                              By:  /s/ Geoffrey S. Carroll
                                   -------------------------------------
                                   Dr. Geoffrey S. Carroll
                                   President and Chief Executive Officer



Attest:

/s/ Walter M. Psztur
-------------------------------
Walter M. Psztur, Secretary

                                  PURCHASE FORM
                                  -------------


     The undersigned hereby irrevocably elects to exercise the attached Warrant to the extent of purchasing ____ shares of Class A Common Stock and hereby makes payment of _________ in payment of the full exercise price therefor.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK
                     --------------------------------------


Name _______________________________________________________
         (Please typewrite or print in block letters)


Address_____________________________________________________


Social Security No./Taxpayer ID No.


____________________________________________________________

Signature___________________________________________________


Dated_______________________________________________________

                                 ASSIGNMENT FORM
                                 ---------------


     FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers unto


Name____________________________________________________
         (Please typewrite or print in block letters)

Address_________________________________________________

the right to purchase shares Class A Common Stock represented by this Warrant to the extent of _______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date_______________________________


Signatures_______________________________